                                                                   EXHIBIT 99.2

                                FIRST AMENDMENT TO THE

                               VALLE DE ORO BANK, N.A.

                            EMPLOYEE STOCK OWNERSHIP PLAN


This First Amendment (Amendment) to the Valle de Oro Bank, N.A. Employee Stock Ownership Plan (Plan) is made and adopted by Valle de Oro Bank, N.A. (Employer).

                                       RECITALS

A. The Board of Directors (Board) of the Employer determined that it would be in the best interests of the corporation to adopt an employee stock ownership plan effective January 1, 1998, for the benefit of the corporation's employees.

B. Effective January 1, 1998, the Employer established an employee stock ownership plan and created its Trust for the purpose of carrying out such Plan and Trust.

C. The Employer is in the process of forming a holding company to be the parent corporation to the Employer and the name of the holding company will be Valley National Corporation

D. The Employer now wishes to amend the Plan to change the name of the Plan from the Valle de Oro Bank, N.A. Employee Stock Ownership Plan to the Valley National Corporation ESOP Trust.


                                 OPERATIVE PROVISIONS

In accordance with the foregoing recitals, the Employer hereby amends the Plan, effective retroactive to January 1, 1999, as follows:

1.   Plan Section 2.23 shall be amended in its entirety to read as follows:

     2.23   PLAN.

            "PLAN" REFERS TO THIS STOCK BONUS EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST AGREEMENT, WHICH SHALL BE KNOWN AS THE VALLEY NATIONAL CORPORATION ESOP TRUST.

3.   In all other respects, the Plan shall remain in full force and effect.

                                                                   EXHIBIT 99.2


IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed by its duly authorized officer on this 17th day of March, 1999.



                                   EMPLOYER
                                   VALLE DE ORO BANK, N.A.



                                   By:  /s/ William V. Ehlen
                                       -----------------------------------------
                                       William V. Ehlen, President





                                        2